Exhibit 99.1
AMERICAN RESIDENTIAL PROPERTIES, INC. REPORTS
THIRD QUARTER 2013 FINANCIAL RESULTS
SCOTTSDALE, AZ, November 11, 2013 /PRNewswire/ — American Residential Properties, Inc. (NYSE: ARPI) (the “Company”) reported today results for the quarter and nine months ended September 30, 2013.
Highlights for the Third Quarter of 2013

•	Deployed $225 million of capital during the third quarter of 2013, including investing $204 million to acquire 1,351 single-family homes, a 33% increase in number of homes owned.

•
Owned a portfolio of 5,440 single-family homes located in 13 states for a total investment of $698 million as of September 30, 2013, a 43% increase in our aggregate investment in single-family homes, compared to June 30, 2013.

•
Achieved an occupancy rate of approximately 75% on the total portfolio as of September 30, 2013, and approximately 92% on properties owned six months or longer. The number of leased properties increased by 880 properties, or 28%, compared to the second quarter of 2013.

•
Funded $15 million in short-term private mortgage loans during the third quarter of 2013. Owned $38 million in short-term private mortgage loans with a remaining term of 106 days and a weighted-average interest rate of 11.9%, as of September 30, 2013.

•	Total revenue was $11.1 million, an increase of 32% compared to revenue of $8.4 million in the second quarter of 2013.

•
Core FFO attributable to common stockholders was $2.2 million, or $0.07 per diluted share, and FFO attributable to common stockholders was $1.9 million, or $0.06 per diluted share, for the third quarter of 2013.

•
Amended and restated the credit agreement governing the senior secured revolving credit facility expanding its bank group and increasing the maximum borrowing capacity from $150 million to $340 million with an accordion feature that permits increasing capacity to $500 million in the future, subject to certain conditions.

•
Subsequent to the end of the third quarter of 2013, between October 1, 2013 and October 31, 2013, acquired 217 additional single-family homes for a total purchase price of $32 million and contracted to acquire 302 additional single-family homes for a total purchase price of $44 million.

“We are very pleased with our execution in the third quarter, as we were able to significantly grow our portfolio of single-family homes, while simultaneously raising the occupancy rate of our homes owned six months or longer to 92% from 88% at the end of the prior quarter,” said Stephen G. Schmitz, Chairman and Chief Executive Officer of American Residential Properties, Inc. “We have continued to focus on building scale in key markets where the demographic, economic and employment data are favorable for the rental market, and where existing homes can be purchased below replacement value. We believe our customer-centric approach and commitment to ensuring that we have highly satisfied tenants will result in lower turnover and higher occupancy rates. The economics of our model are being proven as we are seeing both rental increases on renewals and home price appreciation in each of our major markets.”

Financial Results
Total Revenue
Total revenue for the quarter ended September 30, 2013 increased $10.4 million to $11.1 million, compared to total revenue of $0.7 million for the quarter ended September 30, 2012, and increased $2.7 million, compared to total revenue of $8.4 million for the quarter ended June 30, 2013. The increase in total revenue from the prior quarter is primarily attributable to higher rental income generated from the leases of an additional 773 homes in the Company’s self-managed portfolio.
Net Loss Attributable to Common Stockholders
Net loss attributable to common stockholders for the quarter ended September 30, 2013 increased $2.1 million to $(4.5) million, or $(0.14) per diluted share, compared to $(2.4) million, or $(0.21) per diluted share, for the quarter ended September 30, 2012, and decreased $3.6 million, compared to $(8.1) million, or $(0.31) per diluted share, for the quarter ended June 30, 2013. The decrease in net loss attributable to common stockholders from the prior quarter is primarily attributable to a $4.1 million charge to general, administrative and other expense for initial public offering ("IPO") related compensation expenses, including $1.0 million of non-recurring cash compensation paid and $3.1 million of non-recurring stock-based compensation related to the vesting of LTIP units upon completion of the IPO in the prior quarter.
FFO and Core FFO Attributable to Common Stockholders
Funds from operations (“FFO”) attributable to common stockholders for the quarter ended September 30, 2013 increased $3.9 million to $1.9 million, or $0.06 per diluted share, compared to $(2.0) million, or $(0.18) per diluted share, for the quarter ended September 30, 2012, and increased $5.5 million, compared to $(3.6) million, or $(0.14) per diluted share, for the quarter ended June 30, 2013.
Core funds from operations (“Core FFO”) attributable to common stockholders for the quarter ended September 30, 2013 increased $3.9 million to $2.2 million, or $0.07 per diluted share, compared to $(1.7) million, or $(0.15) per diluted share, for the quarter ended September 30, 2012, and decreased slightly compared to $2.2 million, or $0.08 per diluted share, for the quarter ended June 30, 2013.
Portfolio Highlights
Real Estate Acquisitions
From July 1, 2013 to September 30, 2013, the Company acquired 1,351 single-family homes, of which 790 are in Texas, 233 are in North Carolina, 139 are in Arizona, 77 are in Illinois, 57 are in Ohio, 33 are in Indiana, 9 are in Florida, 8 are in Georgia, 2 are in South Carolina, 2 are in Nevada and 1 is in Tennessee, and incurred renovation and re-tenancy costs on the Company’s existing portfolio, for a total investment of approximately $211 million.
Portfolio
As of September 30, 2013, the Company owned 5,440 single-family homes in Arizona, California, Colorado, Florida, Georgia, Illinois, Indiana, Nevada, North Carolina, Ohio, South Carolina, Tennessee and Texas for a total investment of approximately $698 million. As of September 30, 2013, approximately 75% of the Company’s portfolio was leased.

Operating Metrics
The following table summarizes the Company’s portfolio and operating metrics for the second and third quarters of 2013:

	As of September 30, 2013		As of June 30, 2013
	Number of Homes	Percentage Leased	Number of Homes	Percentage Leased
Portfolio of single-family homes
Self-managed	4,077	66%	2,833	68%
Preferred operator program	1,363	100%	1,256	100%
Total	5,440	75%	4,089	78%
Portfolio of single-family homes owned for six months or longer
Self-managed	1,521	87%	1,228	83%
Preferred operator program	1,010	100%	547	100%
Total	2,531	92%	1,775	88%
Recent Developments
For the period from October 1, 2013 to October 31, 2013, the Company acquired 217 single-family homes for a total purchase price of approximately $32 million and contracted to acquire 302 additional homes for a total purchase price of approximately $44 million, of which 203 homes are in Texas, 85 homes are in North Carolina, 69 homes are in Illinois, 63 homes are in Tennessee, 41 homes are in Arizona, 17 homes are in Georgia, 13 homes are in Ohio, 12 homes are in Indiana, 7 homes are in Florida, 4 homes are in Nevada, 4 homes are in South Carolina and 1 home is in California. There is no assurance that the Company will close on the properties it has under contract.
On November 7, 2013, the Company entered into a mutual release agreement to terminate the leases with one of its preferred operators. The Company has taken operational control of the Company-owned properties, which the preferred operator had been operating pursuant to the leases, and transferred the 280 homes into its self-managed portfolio, of which 138 homes are in Florida, 131 homes are in Georgia and 11 homes are in North Carolina.
Conference Call
The Company will host a conference call commencing at 11:00 AM Eastern Time on Tuesday, November 12, 2013, to discuss the financial results of the quarter ended September 30, 2013 and provide a Company update. To participate in the event by telephone, please dial (800) 446-2782 approximately ten minutes prior to the start time (to allow time for registration) and use conference ID 35957562. International callers should dial (847) 413-3235 and enter the same conference ID number.
You may listen to the teleconference via live webcast on the Internet on the Company’s website at www.americanresidentialproperties.com in the Investor Relations section under the Calendar of Events link.
A replay of the conference call will be available for two weeks, beginning November 12, 2013 at 1:30 PM Eastern Time, until November 25, 2013 at 11:59 PM Eastern Time. To access the replay, dial (888) 843-7419 and use conference ID 35957562. International callers should dial (630) 652-3042 and enter the same conference ID number.

Non-GAAP Financial Measures
FFO and Core FFO
FFO is a widely recognized measure of real estate investment trust, or REIT, performance. The Company calculates FFO as defined by the National Association of Real Estate Investment Trusts, or NAREIT. FFO represents net income (loss) (as computed in accordance with U.S. generally accepted accounting principles, or GAAP), excluding gains from disposition of property (but including impairments and provisions for losses on property held for sale), plus real estate-related depreciation and amortization (including capitalized leasing costs).
The Company also presents Core FFO, which is FFO excluding acquisition costs and items that are non-recurring or not related to the Company’s core business activities. FFO and Core FFO are supplemental non-GAAP financial measures. Management uses FFO and Core FFO as supplemental performance measures because FFO and Core FFO account for trends in occupancy rates, rental rates and operating costs. The Company also believes that, as widely recognized measures of the performance of REITs, FFO and Core FFO will be used by investors as a basis to compare the Company’s operating performance with that of other REITs.
However, because FFO and Core FFO exclude depreciation and amortization and capture neither the changes in the value of the Company’s properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of the Company’s properties, all of which have real economic effects and could materially impact the Company’s results of operations, the utility of FFO and Core FFO as measures of the Company’s performance is limited. Other equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, the Company’s FFO and Core FFO may not be comparable to those of other REITs. As a result, FFO and Core FFO should be considered only as supplements to net income (loss) as a measure of the Company’s performance. FFO and Core FFO should not be used as measures of the Company’s liquidity, nor is either indicative of funds available to fund the Company’s cash needs, including the Company’s ability to pay dividends or make distributions. FFO and Core FFO also should not be used as supplements to or substitutes for net income (loss) or net cash flows from operating activities (as computed in accordance with GAAP).
About American Residential Properties, Inc.
American Residential Properties, Inc. is an internally managed real estate company, organized as a REIT for federal income tax purposes, that acquires, owns and manages single-family homes as rental properties in select communities nationwide. The Company’s primary business strategy is to acquire, restore, lease and manage single-family homes as well-maintained investment properties to generate attractive, risk-adjusted returns over the long-term. With a vertically integrated real estate acquisition and management platform incorporating disciplined acquisition criteria, extensive research, seasoned personnel and comprehensive operations, the Company is well-positioned to execute its strategy.
Additional information about American Residential Properties, Inc. can be found on the Company’s website at www.americanresidentialproperties.com.

Forward-Looking Statements
This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “plan” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. Examples of forward-looking statements include descriptions of the Company’s plans for future acquisitions and expectations for its business model. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, supply and demand in the single-family rental industry and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission.
All information in this press release is current as of the date of this release. The Company undertakes no obligation to update the statements in this release to conform the statements to actual results or changes in the Company’s expectations.

INVESTOR CONTACT:	American Residential Properties, Inc.

Shant Koumriqian Chief Financial Officer IR@amresprop.com 480-474-4800

AMERICAN RESIDENTIAL PROPERTIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except share amounts)

	September 30, 2013 (unaudited)	December 31, 2012
Assets
Investment in real estate:
Land	$141,827	$44,381
Building and improvements	540,446	171,598
Furniture, fixtures and equipment	6,175	1,994
	688,448	217,973
Less: accumulated depreciation	(11,551)	(1,277)
Investment in real estate, net	676,897	216,696
Mortgage financings	39,473	13,025
Cash and cash equivalents	24,321	101,725
Acquisition deposits	1,406	217
Rents and other receivables, net	2,756	1,703
Due from related party	21	26
Deferred leasing costs and lease intangibles, net	2,243	1,576
Deferred financing costs, net	3,761	44
Investment in unconsolidated ventures	27,112	10,060
Goodwill	3,500	3,500
Other, net	3,072	855
Total assets	$784,562	$349,427
Liabilities and Equity
Liabilities:
Revolving credit facility	$170,000	$—
Accounts payable and accrued expenses	10,867	2,438
Security deposits	2,774	626
Prepaid rent	849	132
Total liabilities	184,490	3,196
Equity:
American Residential Properties, Inc. stockholders’ equity:
Preferred stock, $0.01 par value, 100,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock $0.01 par value, 500,000,000 shares authorized; 32,170,434 and 18,387,257 shares issued and outstanding at September 30, 2013 and December 31, 2012, respectively	322	184
Additional paid-in capital	612,770	346,851
Accumulated deficit	(22,745)	(6,139)
Total American Residential Properties, Inc. stockholders’ equity	590,347	340,896
Non-controlling interests	9,725	5,335
Total equity	600,072	346,231
Total liabilities and equity	$784,562	$349,427

AMERICAN RESIDENTIAL PROPERTIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(amounts in thousands, except share and per-share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,	Period from March 30, (inception) to September 30,
	2013	2012	2013	2012
Revenue:
Self-managed rental revenue	$7,520	$497	$15,430	$501
Preferred operator rental revenue	1,948	—	5,318	—
Management services (related party)	113	86	327	145
Interest and other	1,488	83	3,649	115
Total revenue	11,069	666	24,724	761
Expenses:
Property operating and maintenance	2,489	336	4,915	338
Real estate taxes	1,791	205	3,315	233
Homeowners’ association fees	228	119	746	119
Acquisition	301	305	3,750	326
Depreciation and amortization	6,589	415	14,367	422
General, administrative and other	3,105	1,714	12,319	2,934
Interest	1,204	—	2,257	—
Total expenses	15,707	3,094	41,669	4,372
Loss from continuing operations before equity in net income of unconsolidated ventures	(4,638)	(2,428)	(16,945)	(3,611)
Equity in net income of unconsolidated ventures	50	—	110	—
Net loss and comprehensive loss	(4,588)	(2,428)	(16,835)	(3,611)
Net loss and comprehensive loss attributable to non-controlling interests	73	40	229	59
Net loss and comprehensive loss attributable to common stockholders	$(4,515)	$(2,388)	$(16,606)	$(3,552)
Basic and diluted loss per share:
Net loss attributable to common stockholders	$(0.14)	$(0.21)	$(0.65)	$(0.32)
Weighted-average number of shares of common stock outstanding	32,124,857	11,199,757	25,447,193	11,199,757

AMERICAN RESIDENTIAL PROPERTIES, INC.
Reconciliation of Net Loss to Funds From Operations (FFO)
(amounts in thousands, except share and per-share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,	Period from March 30, (inception) to September 30,
	2013	2012	2013	2012
Net loss	$(4,588)	$(2,428)	$(16,835)	$(3,611)
Add: Depreciation and amortization of real estate assets	6,472	415	14,129	422
FFO	$1,884	$(2,013)	$(2,706)	$(3,189)
FFO attributable to common stockholders (1)	$1,854	$(1,980)	$(2,668)	$(3,137)
FFO per share of common stock, basic and diluted	$0.06	$(0.18)	$(0.10)	$(0.28)
Weighted-average number of shares of common stock outstanding:
Basic	32,124,857	11,199,757	25,447,193	11,199,757
Diluted (2)	32,682,307	11,199,757	25,819,293	11,199,757

(1)
Based on a weighted-average interest in the Company’s operating partnership of approximately 98.41% and 98.35%, for the three months ended September 30, 2013 and 2012, respectively, and 98.61% and 98.37% for the nine months ended September 30, 2013 and the period from March 30, 2012 (inception) through September 30, 2012, respectively.

(2)
Assumes the issuance of potentially issuable shares unless the result would be anti-dilutive. Potentially issuable shares include operating partnership units, vested LTIP unit interests in the Company's operating partnership ("LTIP units"), unvested LTIP units and unvested restricted common stock.

AMERICAN RESIDENTIAL PROPERTIES, INC.
Reconciliation of Funds From Operations (FFO) to Core Funds From Operations (Core FFO)
(amounts in thousands, except share and per-share amounts)
(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,	Period from March 30, (inception) to September 30,
	2013	2012	2013	2012
FFO	$1,884	$(2,013)	$(2,706)	$(3,189)
Add: Non-recurring cash compensation paid upon completion of the IPO(1)	—	—	1,000	—
Add: Non-recurring stock-based compensation related to the vesting of LTIP units upon completion of the IPO(2)	—	—	3,142	—
Add: Acquisition expense(3)	301	305	3,750	326
Core FFO	$2,185	$(1,708)	$5,186	$(2,863)
Core FFO attributable to common stockholders (4)	$2,150	$(1,680)	$5,114	$(2,816)
Core FFO per share of common stock, basic and diluted	$0.07	$(0.15)	$0.20	$(0.25)
Weighted-average number of shares of common stock outstanding:
Basic	32,124,857	11,199,757	25,447,193	11,199,757
Diluted (5)	32,682,307	11,199,757	25,819,293	11,199,757

(1)	Includes non-recurring cash compensation paid, upon completion of the IPO, pursuant to respective employment agreements.

(2)	Includes non-recurring stock-based compensation related to the vesting of LTIP units, upon completion of the IPO.

(3)	Includes acquisition expenses primarily related to costs incurred on acquired properties subject to an existing lease and accounted for as a business combination, in accordance with GAAP.

(4)
Based on a weighted-average interest in the Company’s operating partnership of approximately 98.41% and 98.35%, for the three months ended September 30, 2013 and 2012, respectively, and 98.61% and 98.37% for the nine months ended September 30, 2013 and the period from March 30, 2012 (inception) through September 30, 2012, respectively.

(5)
Assumes the issuance of potentially issuable shares unless the result would be anti-dilutive. Potentially issuable shares include operating partnership units, vested LTIP units, unvested LTIP units and unvested restricted common stock.

AMERICAN RESIDENTIAL PROPERTIES, INC.
Total Portfolio of Single-Family Homes—Summary Statistics
(unaudited)
The following table presents summary statistics of the Company’s entire portfolio of single-family homes by metropolitan statistical area, or MSA, and metropolitan division, or metro division, as of September 30, 2013, in descending order of aggregate investment.

MSA/Metro Division	Number of Homes	Aggregate Investment	Average Investment Per Home (1)	Percentage Leased (2)	Average Age (years)	Average Size (square feet)
Phoenix, AZ	1,363	$193,504,008	$141,969	78%	16	1,714
Houston, TX	830	$116,068,279	$139,841	74%	5	1,832
Dallas-Fort Worth, TX	455	$69,675,534	$153,133	43%	11	2,047
Chicago, IL	437	$57,152,850	$130,785	100%	55	1,427
Inland Empire, CA	213	$37,640,487	$176,716	94%	15	1,915
Other Texas	213	$35,050,324	$164,556	23%	8	1,933
Raleigh, NC	189	$27,086,412	$143,314	76%	8	1,706
Winston-Salem, NC	207	$25,722,036	$124,261	84%	11	1,378
Indianapolis, IN	470	$24,202,903	$51,496	97%	59	1,212
Charlotte, NC-SC	146	$20,925,919	$143,328	21%	8	1,914
Atlanta, GA	230	$18,724,273	$81,410	87%	20	1,594
Florida	226	$17,005,040	$75,244	89%	11	1,303
Nashville, TN	121	$11,382,490	$94,070	90%	9	1,465
Other California	82	$10,309,585	$125,727	82%	35	1,336
Las Vegas, NV	66	$6,869,833	$104,088	92%	14	1,544
Other MSA/Metro Divisions	192	$26,796,381	$139,564	33%	8	1,593
Total/Weighted Average	5,440	$698,116,354	$128,330	75%	19	1,662

(1)
For self-managed homes, represents average purchase price (including broker commissions and closing costs) plus average capital expenditures. For preferred operator program homes, represents purchase price (including broker commissions and closing costs) paid by the Company for the portfolio divided by the number of homes in the portfolio and does not include past, expected or budgeted general and administrative expenses associated with ongoing monitoring activities of the Company’s investment. The preferred operator is obligated to pay for all taxes, insurance, other expenses and capital expenditures (including significant capital improvements) required for the management, operation and maintenance of the properties. Accordingly, absent a default by the preferred operator under a long-term lease agreement with the Company, the Company expects to incur no expenses related to properties under the Company’s preferred operator program, other than general and administrative expenses associated with ongoing monitoring activities of the Company’s investment.

(2)
Includes both self-managed homes and preferred operator program homes. The Company classifies homes in its preferred operator program as 100% leased, because each preferred operator is obligated to pay the Company 100% of the base rent specified in the applicable lease irrespective of whether or not the homes are occupied by residential sub-tenants. This does not mean that 100% of the homes leased to preferred operators are occupied by residential sub-tenants. If a preferred operator is unable to lease a material portion of the homes it leases from the Company to residential sub-tenants, it may adversely affect such operator’s ability to pay rent to the Company under the lease. The Company is also eligible to receive percentage rents on a quarterly basis equal to a fixed percentage of gross revenue that the preferred operator collects from its residential sub-tenants who occupy the homes.

AMERICAN RESIDENTIAL PROPERTIES, INC.
Portfolio of Self-Managed Single-Family Homes—Summary Statistics
(unaudited)
The following table presents summary statistics on the Company’s portfolio of single-family homes that the Company manages by MSA and metro division as of September 30, 2013, in descending order of aggregate investment.

									Leased Homes
MSA/Metro Division	Number of Homes	Average Purchase Price Per Home (1)	Average Capital Expenditures Per Home (2)	Average Investment Per Home (3)	Aggregate Investment	Percentage Leased	Average Age (years)	Average Size (square feet)	Average Monthly Rent Per Leased Home	Annual Average Rent per Leased Home as a Percentage of Average Investment Per Leased Home (4)
Phoenix, AZ	1,197	$147,607	$4,705	$152,312	$182,317,042	75%	11	1,780	$1,046	8.5%
Houston, TX	830	$137,555	$2,286	$139,841	$116,068,279	74%	5	1,832	$1,262	11.3%
Dallas-Fort Worth, TX	455	$149,351	$3,782	$153,133	$69,675,534	43%	11	2,047	$1,437	11.2%
Inland Empire, CA	213	$156,692	$20,024	$176,716	$37,640,487	94%	15	1,915	$1,391	9.5%
Other Texas	213	$160,513	$4,043	$164,556	$35,050,324	23%	8	1,933	$1,443	11.0%
Raleigh, NC	189	$140,407	$2,907	$143,314	$27,086,412	76%	8	1,706	$1,207	10.1%
Winston-Salem, NC	207	$122,792	$1,469	$124,261	$25,722,036	84%	11	1,378	$1,086	10.5%
Charlotte, NC-SC	135	$143,651	$3,059	$146,710	$19,805,819	15%	8	1,919	$1,335	10.2%
Nashville, TN	121	$93,496	$574	$94,070	$11,382,490	90%	9	1,465	$1,110	14.4%
Florida	88	$118,166	$2,943	$121,109	$10,657,592	73%	16	1,582	$1,067	10.9%
Other California	82	$108,437	$17,290	$125,727	$10,309,585	82%	35	1,336	$1,042	9.8%
Atlanta, GA	67	$104,966	$4,712	$109,679	$7,348,463	57%	19	1,807	$1,068	12.0%
Las Vegas, NV	52	$104,458	$9,327	$113,785	$5,916,822	90%	6	1,627	$1,052	11.0%
Indianapolis, IN	36	$100,014	$828	$100,842	$3,630,300	64%	10	1,558	$1,163	14.1%
Other MSA/Metro Divisions	192	$136,752	$2,812	$139,564	$26,796,381	33%	8	1,593	$1,019	11.0%
Total/Weighted Average	4,077	$139,968	$4,601	$144,569	$589,407,566	66%	10	1,781	$1,173	10.0%

(1)	Average purchase price includes broker commissions and closing costs.

(2)	Represents average capital expenditures per home as of September 30, 2013. Does not include additional expected or future capital expenditures.

(3)	Represents average purchase price plus average capital expenditures.

(4)
Represents annualized average monthly rent per leased home as a percentage of the Company’s average investment (average purchase price per home plus average capital expenditures) per leased home. Does not include a provision for payment of ongoing property expenses (such as insurance, taxes, HOA fees and maintenance) or an allocation of the Company’s general and administrative expense, all of which materially impact the Company’s results. Accordingly, it should not be interpreted as a measure of profitability, and its utility in evaluating the Company’s business is limited. Average monthly rent for leased homes may not be indicative of average rents the Company may achieve on its vacant homes.

AMERICAN RESIDENTIAL PROPERTIES, INC.
Portfolio of Preferred Operator Program Single-Family Homes—Summary Statistics
(unaudited)
The following table presents summary statistics of the Company’s portfolio of single-family homes that the Company’s preferred operators manage by MSA and metro division as of September 30, 2013, in descending order of aggregate investment.

MSA/Metro Division	Number of Homes	Average Investment Per Home (1)	Aggregate Investment	Percentage Leased (2)	Average Age (years)	Average Size (square feet)	Average Monthly Rent Per Home Paid by Preferred Operator to Us (3)	Annual Rent as a Percentage of Average Investment Per Home (4)
Chicago, IL	437	$130,785	$57,152,850	100%	55	1,427	$789	7.2%
Indianapolis, IN	434	$47,402	$20,572,602	100%	63	1,183	$356	9.0%
Atlanta, GA	163	$69,790	$11,375,811	100%	21	1,507	$465	8.0%
Phoenix, AZ	166	$67,391	$11,186,966	100%	47	1,236	$449	8.0%
Florida	138	$45,996	$6,347,448	100%	9	1,126	$307	8.0%
Charlotte, NC-SC	11	$101,827	$1,120,100	100%	6	1,859	$679	8.0%
Las Vegas, NV	14	$68,072	$953,011	100%	41	1,236	$454	8.0%
Total/Weighted Average	1,363	$79,757	$108,708,788	100%	47	1,307	$518	7.8%

(1)
Represents purchase price (including broker commissions and closing costs) paid by the Company for the portfolio divided by the number of homes in the portfolio and does not include past, expected or budgeted general and administrative expenses associated with ongoing monitoring activities of the Company’s investment. The preferred operator is obligated to pay for all taxes, insurance, other expenses and capital expenditures (including significant capital improvements) required for the management, operation and maintenance of the properties. Accordingly, absent a default by the preferred operator under a long-term lease agreement with the Company, the Company expects to incur no expenses related to properties under its preferred operator program, other than general and administrative expenses associated with ongoing monitoring activities of the Company’s investment.

(2)
The Company classifies homes in its preferred operator program as 100% leased, because each preferred operator is obligated to pay the Company 100% of the base rent specified in the applicable lease irrespective of whether or not the homes are occupied by residential sub-tenants. This does not mean that 100% of the homes leased to preferred operators are occupied by residential sub-tenants. If a preferred operator is unable to lease a material portion of the homes it leases from the Company to residential sub-tenants, it may adversely affect such operator’s ability to pay rent to the Company under the lease. The Company is also eligible to receive percentage rents on a quarterly basis equal to a fixed percentage of gross revenue that the preferred operator collects from its residential sub-tenants who occupy the homes.

(3)
Represents the initial annual base rent payable to the Company by the preferred operator pursuant to the portfolio lease divided by 12 and then divided by the number of homes included in the lease. Does not include percentage rents the Company is also eligible to receive in addition to base rents on a quarterly basis equal to a fixed percentage of gross revenue that the preferred operator collects from its residential sub-tenants who occupy the homes. The percentage rents the Company is eligible to receive fluctuate based on both the occupancy rates of the underlying homes and the rental rates paid by the residential sub-tenants.

(4)
Represents annualized average monthly rent paid by the preferred operator to the Company as a percentage of the Company’s average investment per home. The rent paid by the preferred operator is net of all taxes, insurance, other expenses and capital expenses (including significant capital improvements) for which the preferred operator is responsible.

AMERICAN RESIDENTIAL PROPERTIES, INC.
Total Portfolio of Single-Family Homes
Owned for Six Months or Longer—Summary Statistics
(unaudited)
The following table presents summary statistics of the Company’s portfolio of single-family homes owned for at least six months as of September 30, 2013, in descending order of number of homes.

MSA/Metro Division	Number of Homes	Average Investment Per Home (1)	Homes Leased	Homes Vacant (2)	Percentage Leased
Phoenix, AZ	1,045	$131,890	911	134	87%
Chicago, IL	304	$130,779	304	—	100%
Indianapolis, IN	265	$53,626	260	5	98%
Inland Empire, CA	209	$176,872	198	11	95%
Atlanta, GA	169	$71,111	163	6	96%
Florida	138	$45,996	138	—	100%
Winston-Salem, NC	118	$119,637	116	2	98%
Other California	82	$125,727	67	15	82%
Dallas-Fort Worth, TX	78	$162,397	66	12	85%
Las Vegas, NV	63	$103,616	59	4	94%
Houston, TX	24	$119,698	21	3	88%
Charlotte, NC-SC	11	$101,827	11	—	100%
Raleigh, NC	6	$209,195	5	1	83%
Other MSA/Metro Divisions	19	$94,569	17	2	90%
Total/Weighted Average	2,531	$117,641	2,336	195	92%

(1)	Represents average purchase price plus average capital expenditures.

(2)	As of September 30, 2013, 139 homes were available for rent and 56 homes were undergoing renovation.